UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 7, 2021

Summit Materials, Inc.
Summit Materials, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1550 Wynkoop Street, 3rd Floor
Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
 Registrant’s Telephone Number, Including Area Code:  (303) 893-0012
 Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company             ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 2.02 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

    On September 7, 2021, Summit Materials, LLC (“Summit LLC”) and Summit Materials Finance Corp. (together with Summit LLC, the “Issuers”), indirect subsidiaries of Summit Materials, Inc., instructed Wilmington Trust, National Association, as trustee (the “Trustee”) for the Issuers’ 5.125% Senior Notes due 2025 (the “Notes”), to deliver a notice of redemption to the holders of the Notes (“Redemption Notice”). Pursuant to the Redemption Notice, the Company will redeem in full the outstanding Notes in the aggregate principal amount of $300,000,000 that were issued under an indenture dated as of June 1, 2017, by and among the Issuers, the subsidiary guarantors named on the signature pages thereto and the Trustee (as amended and supplemented, the “Indenture”). The redemption date will be September 27, 2021 (the “Redemption Date”) and the redemption price will be equal to 101.281% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date. Upon the redemption by the Issuers’ of the Notes, the Indenture will be discharged and cease to be of further effect except as to rights thereunder. The Notes are expected to be redeemed with cash on hand.

This Current Report on Form 8-K does not constitute a notice of redemption for the Notes or an offer to tender for, or purchase, any Notes or any other security.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
Date: September 7, 2021
	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary

SUMMIT MATERIALS, LLC.
Date: September 7, 2021
	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	Secretary